UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    April 25, 2012

MUTUALFIRST FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-27905	35-2085640
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

110 E. Charles Street, Muncie, Indiana	47305-2419
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (765) 747-2800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The following is a record of the votes cast at the Annual Meeting of Stockholders of MutualFirst Financial, Inc. (the “Company”) in the election of directors of the Company:

	For	Vote Withheld

Patrick C. Botts	4,481,081	79,564
William V. Hughes	4,454,915	105,730
Jerry D. McVicker	4,476,865	83,780
James D. Rosema	4,489,734	70,911

Accordingly these individuals were declared to be duly elected directors of the Company for terms that expire in 2015.

The following is a record of the votes cast at the Company’s Annual Meeting of Stockholders in respect of the proposal on an advisory (nonbinding) resolution to approve the Company’s executive compensation as disclosed in the proxy statement for the meeting:

Number of Votes
For	4,081,265
Against	247,576
Abstain	220,428
Broker Non-Votes	None

Accordingly the resolution approving the executive compensation was declared to be duly adopted by the stockholders of the Company.

The following is a record of the votes cast at the Company’s Annual Meeting of Stockholders in respect of the proposal on an advisory (nonbinding) vote on how often stockholders shall vote on our executive compensation – every one, two or three years as disclosed in the proxy statement for the meeting:

Number of Votes
Three	709,341
Two	291,524
One	3,458,317
Abstain	101,464

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Accordingly the resolution to vote on an advisory (non-binding) executive compensation every one year was declared to be duly adopted by the stockholders of the Company.

Item 7.01.  Regulation FD Disclosure

On April 25, 2012, the Company made a financial presentation at its Annual Meeting of Stockholders. A copy of that presentation is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 8.01.  Other Events

On April 26, 2012, the Company issued a press release announcing the results of business discussed at its Annual Meeting. A copy of the press release is attached as Exhibit 99.2 to the Form 8-K and incorporated by reference.

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Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits

99.1	Presentation dated April 25, 2012
99.2	Press release dated April 26, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

MUTUALFIRST FINANCIAL, INC.

Date: April 26, 2012	By:	/s/ David W. Heeter
David W. Heeter

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Presentation dated April 25, 2012
99.2	Press release dated April 26, 2012

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